Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333- 254982, 333-282264, 333-283655, 333-276485, 333-277594 and 333- 286941) and Form S-8 (Nos. 333-257968 and 333-265902) of PRF Technologies Ltd. of our report dated March 26, 2026, relating to the financial statements, which appears in this Form 20-F.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 26, 2026	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited